UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2005

Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1913 Deerbrook, Tyler, Texas 75703

(Address of principal executive offices and zip code)

(903) 595-8800

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Items Related to Accountants and Financial Statements

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 2, 2005, Teletouch Communications, Inc., a Delaware corporation (“the Company”) announced that as the result of ongoing conversations with the SEC staff (previously reported in the Company’s Form 10-Q for the Quarterly Period ended February 28, 2005) concerning the accounting for its May 2002 extinguishment of certain junior debt (the “May 2002 Exchange Transaction”) and its November 2002 exchange of Series C Preferred Stock and redeemable common stock purchase warrants for its Series A and Series B Preferred Stock, warrants for the purchase of shares of Series B Preferred Stock, common stock warrants and shares of its common stock (the “November 2002 Exchange Transaction”), the Company will have to restate its Consolidated Statement of Operations for the years ended May 31, 2002 and 2003 and its Consolidated Balance Sheet as of May 31, 2002 and 2003.

As a result of the foregoing, the Company has not been able to file its Annual Report on Form 10-K for the year ended May 31, 2005 (the “10-K”) with the SEC in a timely fashion and that filing is delinquent as of the date hereof. It appears at this time that there will be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively. As soon as possible, the Company intends to (i) issue preliminary, unaudited summary results of operations for the year ended May 31, 2005; (ii) as discussed in greater detail below, file amended financial statements with the SEC after completion of its discussions with the SEC staff; and, (iii) following acceptance of its amended financial statements by the SEC, file the 10-K for the year ended May 31, 2005. All readers of this Current Report are urged to review such unaudited results of operations upon their issuance.

In the May 2002 Exchange Transaction the Company retired certain junior debt, and later, after receiving stockholder approval in November 2002 and in conjunction with the November 2002 Exchange Transaction, issued to the holders of that debt shares of its Series C Preferred Stock and redeemable stock purchase warrants in exchange for outstanding shares of its Series A and Series B Preferred Stock, warrants for the purchase of shares of Series B Preferred Stock, common stock warrants and shares of its common stock (the Exchanged Securities). The holders of the Exchanged Securities included an entity affiliated with the Company’s Chairman of the Board, Robert M. McMurrey. In its accounting for the two transactions, the Company retained an independent third party, which used a present value methodology to value the Company’s Common Stock (into which the Series C Preferred Stock was convertible) at $0.04 per share. The Company used this valuation and apportioned the value of the securities which it issued between the May 2002 Exchange Transaction and the November 2002 Exchange Transaction.

During its normal review of the Company’s filings, the SEC staff initiated discussions with the Company about the Company’s accounting for the two Exchange Transactions including discussions regarding the method used to value the shares of the Series C Preferred Stock issued and whether or not the Series C Preferred Stock contained a “beneficial conversion feature” which should be accounted for under EITF 98-5 and EITF 00-27. The accounting under EITF 98-5 and EITF 00-27 would have required an amount to be recorded as period dividends on the Series C Preferred Stock.

As a result of these discussions with the SEC staff and the Company’s ongoing analysis of the May 2002 and November 2002 Exchange Transactions, the Company has preliminarily determined that the shares of the Series C Preferred Stock issued in the May 2002 and November 2002 Exchange Transactions should have been valued at the market price of the Company’s common stock ($0.33 per share when the Series C Preferred Stock was issued in November, 2002) rather than the present value methodology originally used. This change in the valuation of the shares of the Series C Preferred Stock would:

•	reduce by $5.07 million, to $64.5 million from $69.6 million, the gain on the May 2002 Exchange Transaction recorded in the year ended May 31, 2002; and

•	reduce, by $7.60 million to $28.8 million from $36.3 million, the gain from the November 2002 Exchange Transaction that was included in the computation of earnings per share for the year ended May 31, 2003.

Earnings per share for the relevant quarters and the years ended May 31, 2002 and 2003 will be reduced as a result of the impact on earnings resulting from this change in valuation. Total stockholders’ equity would not be affected, although there would be some changes in the components of stockholders’ equity. These specific changes are:

•	The reduction in the gain from the May 2002 Exchange Transaction would increase the Company’s accumulated deficit with an offsetting increase of the amount recorded for the outstanding Series C preferred Stock,

•	The reduction in the gain from the November 2002 Exchange Transaction would decrease the Company’s additional paid-in capital with an offsetting increase of the amount recorded for the outstanding Series C preferred Stock.

In addition, the change in the value assigned to the Series C Preferred Stock would mean that it does not contain a beneficial conversion feature as defined in EITF 98-5 and EITF 00-27. It appears at this time that there will be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively.

The Company cautioned that its discussions with the SEC staff are ongoing, as a result of which there can be no assurance that the adjustments described above will in fact be the final adjustments that the Company determines are required.

Until the Company has restated and reissued its results for the applicable periods, investors and other users of the Company’s SEC filings were cautioned not to rely on the Company’s financial statements for the years ended May 31, 2002 and 2003, to the extent they are affected by the accounting issues described above.

At the same time as the Company was discussing these issues with the SEC staff, the Company, under the supervision of its Audit Committee and with the assistance of an independent accounting expert, began its inquiry into the circumstances relating to the above-referenced accounting treatments to assure that there are no other financial reporting or disclosure control items that may be of concern. The preliminary results of this inquiry indicate that, apart from the adjustments discussed in this Current Report, no other adjustments to the Company’s financial statements appear necessary.

The Company intends to file the amended financial statements with the SEC as soon as possible after the completion of its discussions with the SEC staff.

Press Release

On September 2, 2005, the Company issued a press release announcing the foregoing events. A copy of this press release is attached as Exhibit 99.2 hereto. The reader is advised to read this press release in its entirety.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated September 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2005	By:	/s/ J. Kernan Crotty
	Name:	J. Kernan Crotty
	Title:	Chief Financial Officer and President